Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 0-19447) of National Beverage Corp. of our report dated July 28, 2006, except for information presented in Note 5 to the consolidated Financial Statements related to the retroactive effect of the stock dividend transaction, as to which the date is July 10, 2007 relating to the financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
July 17, 2008

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